Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT ("Amendment") to the Employment Agreement dated as of June 29, 2018 (the "Employment Agreement") by and between Veoneer, Inc. (the "Company") and Jan Carlson (the "Executive"), shall be effective as of the 10th of June, 2019.

1.	The following sentence shall be added to the end of the first paragraph of Section 14 of the Employment Agreement:

"Notwithstanding the foregoing, effective June 10th, 2019, the Company and Appointee agreed that if the RSU Component scheduled to vest on July 1, 2019 so vests, then such RSU Component shall be settled, on a one-for-one basis, in shares of the Company's common stock, instead of in cash. The shares of the Company's common stock shall be granted under, and pursuant to the terms and conditions of, the Veoneer, Inc. 2018 Stock Incentive Plan."

2.	The Employment Agreement, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

VEONEER, INC.

By: /s/ Mikko Taipale
Name: Mikko Taipale
Title: EVP, HR

/s/ Jan Carlson
JAN CARLSON